Cumberland Pharmaceuticals Reports 38% Revenue Growth in Q1 2025
NASHVILLE, Tenn. (Tuesday, May 06, 2025) – Cumberland Pharmaceuticals Inc. (Nasdaq: CPIX), a specialty pharmaceutical company, announced today that its product portfolio of FDA-approved brands delivered combined net revenues of $11.7 million during the first quarter of 2025, a 38% increase over the prior year period. As a result the Company generated a net profit of $1.3 million for the quarter, adjusted earnings of $2.4 million, and cash flow from operations of $3.9 million.
Cumberland ended the quarter with approximately $70 million in total assets, $41.6 million in liabilities and $28.7 million of shareholders’ equity.
“We are entering an exciting time for our company, as we continue to build momentum and capitalize on a range of promising opportunities,” said Cumberland Pharmaceuticals CEO A.J. Kazimi. “Our optimism is driven by strong performance from our approved brands, the expansion of international partnerships, meaningful progress across our clinical development programs and the potential for strategic acquisitions."

RECENT COMPANY DEVELOPMENTS INCLUDE:
Top-Line DMD Study Results
In February 2025, Cumberland announced positive top-line results from the Phase II study evaluating its ifetroban product candidate in patients with Duchenne muscular dystrophy (DMD). This marks a breakthrough for these patients, as it’s the first successful Phase II study specifically targeting the cardiac complications of their condition.
These study results were selected for a late-breaking presentation in March at the Muscular Dystrophy Association’s Clinical & Scientific Conference. That platform allowed Cumberland to share the promising results with the global DMD community, including leading researchers, clinicians and patient advocates who are working tirelessly to improve outcomes for those affected by this devastating disease.
Next steps for Cumberland’s DMD program include further data analysis and completion of a full study report in preparation for an end-of-Phase-II meeting with the FDA to determine the requirements for the product’s approval.
Vibativ® Approval in China
Cumberland's potent antibiotic, Vibativ®, received approval from the regulatory authorities in China. This provides Cumberland access to the world’s second-largest pharmaceutical market. The company expects the product to launch by the end of the year.

FINANCIAL RESULTS:
Net Revenue: For first quarter of 2025, net revenues were $11.7 million and included $3.5 million for Kristalose®, $2.3 million for Sancuso®, $1.4 million for Vibativ® and $1.3 million for Caldolor®.
Operating Expenses: Total operating expenses for the quarter were $10.4 million.
Net Income: The net income for the first quarter of 2025 was approximately $1.3 million.
Adjusted Earnings: Adjusted earnings for the quarter were $2.4 million, or $0.16 per share.
Balance Sheet: At March 31, 2025, Cumberland had approximately $70 million in total assets, including $15.1 million in cash and cash equivalents. Liabilities totaled $41.6 million, including $5.2 million on the company’s credit facility. Total shareholders’ equity was $28.7 million on March 31, 2025.

EARNINGS REPORT CALL:
A conference call will be held today, May 06, 2025, at 4:30 p.m. Eastern Time to provide a company update and discuss the financial results. The link to register is
https://register-conf.media-server.com/register/BIea2bc7f82dd24caea135dbe5460d9b6f.
Registered participants can dial in from their phone using a dial-in and PIN number that will be provided to them. Alternatively, they can choose a “Call Me” option to have the system automatically call them at the start of the conference.
A replay of the call will be available for one year and can be accessed via Cumberland’s website or by visiting: https://edge.media-server.com/mmc/p/wost2na9/.

ABOUT CUMBERLAND PHARMACEUTICALS:
Cumberland Pharmaceuticals Inc. is the largest biopharmaceutical company founded and headquartered in Tennessee and is focused on providing unique products that improve the quality of patient care. The company develops, acquires, and commercializes products for the hospital acute care, gastroenterology and oncology market segments. The company’s portfolio of FDA-approved brands includes:
•Acetadote® (acetylcysteine) injection, for the treatment of acetaminophen poisoning;
•Caldolor® (ibuprofen) injection, for the treatment of pain and fever;
•Kristalose® (lactulose) oral, a prescription laxative, for the treatment of constipation;
•Sancuso® (granisetron) transdermal, for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment;
•Vaprisol® (conivaptan) injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia; and
•Vibativ® (telavancin) injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections.
The company also has a series of Phase II clinical programs underway evaluating its ifetroban product candidate in patients with Duchenne Muscular Dystrophy, Systemic Sclerosis and Pulmonary Fibrosis.
For more information on Cumberland’s approved products, including full prescribing information, please visit the links to the individual product websites, which can be found on the company’s website at www.cumberlandpharma.com.

About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and the management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever.
Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other non-steroidal anti-inflammatory drugs (NSAIDs) as well as patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.

About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com.
About Sancuso® (granisetron) Transdermal System
Sancuso is the only skin patch approved by the FDA for the prevention of chemotherapy-induced nausea and vomiting (CINV) in patients receiving moderately and/or highly emetogenic chemotherapy. When applied 24 to 48 hours before receiving chemotherapy, the Sancuso patch slowly and continuously releases the medicine contained in the adhesive through clean and intact skin areas into the patient’s bloodstream. It can prevent CINV for chemotherapy regimens of up to five consecutive days. For full prescribing and safety information, visit www.sancuso.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. The coadministration of Vaprisol with potent CYP3A inhibitors, such as ketoconazole, itraconazole, clarithromycin, ritonavir and indinavir, is contraindicated. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.

About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA-approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration. Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information, please visit www.vibativ.com.
ABOUT CUMBERLAND EMERGING TECHNOLOGIES:
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN and WinHealth. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace.
CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET’s Life Sciences Center provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.

FORWARD LOOKING STATEMENTS:
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland’s current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. Forward-looking statements include, among other things, statements regarding the Company’s intent, belief or expectations, and can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “should,” “seek,” “anticipate,” “look forward” and other comparable terms or the negative thereof. As with any business, all phases of Cumberland’s operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland’s operation results. These factors include macroeconomic conditions, including rising interest rates and inflation, competition, an inability of manufacturers to produce Cumberland’s products on a timely basis, failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, natural disasters, public health epidemics, maintaining an effective sales and marketing infrastructure, and other events beyond the Company’s control as more fully discussed in its most recent annual report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”), as well as the Company’s other filings with the SEC from time to time. There can be no assurance that results anticipated by the company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.
SOURCE: Cumberland Pharmaceuticals Inc.

Investor Contact:	Media Contact:
Shayla Simpson	Molly Aggas
Cumberland Pharmaceuticals Inc.	Dalton Agency
(615) 255-0068	(704) 641-6641

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$15,108,413	$17,964,184
Accounts receivable, net	10,487,925	11,701,466
Inventories, net	4,098,859	3,999,995
Prepaid and other current assets	2,181,954	2,786,513
Total current assets	31,877,151	36,452,158
Non-current inventories	9,939,236	11,005,499
Property and equipment, net	298,740	277,365
Intangible assets, net	16,986,962	17,973,449
Goodwill	914,000	914,000
Operating lease right-of-use assets	7,177,490	6,176,923
Other assets	2,742,299	2,784,016
Total assets	$69,935,878	$75,583,410
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13,927,623	$13,914,266
Operating lease current liabilities	371,094	356,508
Current portion of revolving line of credit	—	5,100,000
Other current liabilities	11,220,902	12,250,955
Total current liabilities	25,519,619	31,621,729
Revolving line of credit - long term	5,240,733	10,176,170
Operating lease non-current liabilities	4,829,054	4,939,739
Other long-term liabilities	6,005,853	6,299,795
Total liabilities	41,595,259	53,037,433
Equity:
Shareholders’ equity:
Common stock—no par value; 100,000,000 shares authorized; 14,961,137 and 13,952,624 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	51,367,883	46,821,425
Accumulated deficit	(22,710,863)	(23,967,931)
Total shareholders’ equity	28,657,020	22,853,494
Noncontrolling interests	(316,401)	(307,517)
Total equity	28,340,619	22,545,977
Total liabilities and equity	$69,935,878	$75,583,410

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31,
	2025	2024
Net revenues	$11,713,055	$8,497,701
Costs and expenses:
Cost of products sold	1,425,714	1,575,542
Selling and marketing	4,231,980	4,154,588
Research and development	1,295,076	1,158,253
General and administrative	2,463,008	2,367,907
Amortization	1,005,330	1,110,661
Total costs and expenses	10,421,108	10,366,951
Operating income (loss)	1,291,947	(1,869,250)
Interest income	125,709	96,746
Interest expense	(163,802)	(118,526)
Income (loss) before income taxes	1,253,854	(1,891,030)
Income tax expense	(5,670)	(11,442)
Net income (loss)	1,248,184	(1,902,472)
Net loss (income) at subsidiary attributable to noncontrolling interests	8,884	(43,791)
Net income (loss) attributable to common shareholders	$1,257,068	$(1,946,263)
Earnings (loss) per share attributable to common shareholders
- basic	$0.08	$(0.14)
- diluted	$0.08	$(0.14)
Weighted-average shares outstanding
- basic	14,942,522	14,098,022
- diluted	15,259,824	14,098,022

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$1,248,184	$(1,902,472)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	1,031,584	1,150,685
Amortization of operating lease right-of-use assets	285,184	285,184
Share-based compensation	74,212	78,754
Increase (decrease) in non-cash contingent consideration	44,976	(230,430)
Decrease (increase) in cash surrender value of life insurance policies over premiums paid	81,182	(129,217)
Noncash interest expense	5,362	3,810
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	1,213,541	(1,066,410)
Inventories, net	967,399	170,469
Other current assets and other assets	60,371	205,619
Operating lease liabilities	(219,493)	(213,825)
Accounts payable and other current liabilities	(600,043)	(645,542)
Other long-term liabilities	(293,942)	156,728
Net cash provided by (used in) operating activities	3,898,517	(2,136,647)
Cash flows from investing activities:
Additions to property and equipment	(47,630)	(41,621)
Net investment in manufacturing facility	(1,162,357)	—
Additions to intangible assets	(18,199)	(16,565)
Net cash used in investing activities	(1,228,186)	(58,186)
Cash flows from financing activities:
Proceeds from ATM offering, net	5,266,334	—
Borrowings on line of credit	—	11,000,000
Payments on line of credit	(10,035,437)	(7,700,000)
Cash settlement of contingent consideration	(511,131)	(630,701)
Payments made in connection with repurchase of common shares	(245,868)	(247,605)
Net cash provided by (used in) financing activities	(5,526,102)	2,421,694
Net increase (decrease) in cash and cash equivalents	(2,855,771)	226,861
Cash and cash equivalents at beginning of period	$17,964,184	$18,321,624
Cash and cash equivalents at end of period	$15,108,413	$18,548,485

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Three months ended March 31,		Three months ended March 31,
	2025	2025	2024	2024
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$1,257,068	$0.08	$(1,946,263)	$(0.14)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	8,884	—	(43,791)	—
Net income (loss)	1,248,184	0.08	(1,902,472)	(0.13)
Adjustments to net income (loss)
Income tax expense	5,670	—	11,442	—
Depreciation and amortization	1,031,584	0.07	1,150,685	0.08
Share-based compensation (a)	74,212	—	78,754	0.01
Interest income	(125,709)	(0.01)	(96,746)	(0.01)
Interest expense	163,802	0.01	118,526	0.01
Adjusted earnings (loss) and adjusted diluted earnings (loss) per share	$2,397,743	$0.16	$(639,811)	$(0.05)

Diluted weighted-average common shares outstanding:		15,259,824		14,098,022

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:
•Adjusted Earnings (loss): net income (loss) adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation, interest income and interest expense.
    (a)     Represents the share-based compensation of Cumberland.
•Adjusted Diluted Earnings (loss) Per Share: Adjusted Earnings (loss) divided by diluted weighted-average common shares outstanding.